AMENDMENT NO. 7

TO

AMENDED AND RESTATED

MASTER DISTRIBUTION AGREEMENT

(CLASS B SHARES)

The Amended and Restated Master Distribution Agreement (Class B Shares) (the “Agreement”) made as of the 18th day of August, 2003, by and between each registered investment company set forth on Schedule A-1 and Schedule A-2 to the Agreement (each individually referred to as the “Fund”, or collectively, the “Funds”), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A-1 and Schedule A-2 to the Agreement (each, a “Portfolio”), with respect to the Class B Shares (the “Shares”) of each Portfolio, and A I M DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”), is hereby amended as follows:

1. Schedule a-1 and Schedule a-2 to the Agreement are hereby deleted in their entirety and replaced with Schedule a-1 and Schedule a-2 attached to this amendment.

All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Dated: November 25, 2003

EACH FUND LISTED ON SCHEDULE A-1 ON BEHALF OF THE SHARES OF EACH PORTFOLIO LISTED ON SCHEDULE A-1

By:	/s/ Mark H. Williamson
Name: Mark H. Williamson
Title: Executive Vice President

EACH FUND LISTED ON SCHEDULE A-2 ON BEHALF OF THE SHARES OF EACH PORTFOLIO LISTED ON SCHEDULE A-2

By:	/s/ Mark H. Williamson
Name: Mark H. Williamson
Title: Executive Vice President

A I M DISTRIBUTORS, INC.

By:	/s/ Gene Needles
Name: Gene Needles
Title: President

SCHEDULE A-1

TO

AMENDED AND RESTATED

MASTER DISTRIBUTION AGREEMENT

(CLASS B SHARES)

AIM EQUITY FUNDS

PORTFOLIOS

AIM Aggressive Growth Fund

AIM Basic Value II Fund

AIM Blue Chip Fund

AIM Capital Development Fund

AIM Charter Fund

AIM Constellation Fund

AIM Core Strategies Fund

AIM Dent Demographic Trends Fund

AIM Diversified Dividend Fund

AIM Emerging Growth Fund

AIM Large Cap Basic Value Fund

AIM Large Cap Growth Fund

AIM Mid Cap Growth Fund

AIM U.S. Growth Fund

AIM Weingarten Fund

AIM FUNDS GROUP

PORTFOLIOS

AIM Balanced Fund

AIM Basic Balanced Fund

AIM European Small Company Fund

AIM Global Value Fund

AIM International Emerging Growth Fund

AIM Mid Cap Basic Value Fund

AIM Premier Equity Fund

AIM Select Equity Fund

AIM Small Cap Equity Fund

AIM GROWTH SERIES

PORTFOLIOS

AIM Basic Value Fund

AIM Mid Cap Core Equity Fund

AIM Small Cap Growth Fund

AIM Global Trends Fund

AIM INTERNATIONAL FUNDS, INC.

PORTFOLIOS

AIM Asia Pacific Growth Fund

AIM European Growth Fund

AIM Global Aggressive Growth Fund

AIM Global Growth Fund

AIM International Growth Fund

AIM INVESTMENT FUNDS

PORTFOLIOS

AIM Developing Markets Fund

AIM Global Health Care Fund

AIM Libra Fund

AIM Trimark Fund

AIM Trimark Endeavor Fund

AIM Trimark Small Companies Fund

AIM INVESTMENT SECURITIES FUNDS

PORTFOLIOS

AIM High Yield Fund

AIM Income Fund

AIM Intermediate Government Fund

AIM Money Market Fund

AIM Municipal Bond Fund

AIM Total Return Bond Fund

AIM Real Estate Fund

AIM SPECIAL OPPORTUNITIES FUNDS

PORTFOLIOS

AIM Opportunities I Fund

AIM Opportunities II Fund

AIM Opportunities III Fund

AIM TAX-EXEMPT FUNDS

PORTFOLIO

AIM High Income Municipal Fund

SCHEDULE A-2

TO

AMENDED AND RESTATED

MASTER DISTRIBUTION AGREEMENT

(CLASS B SHARES)

AIM COMBINATION STOCK & BOND FUNDS

PORTFOLIOS

INVESCO Core Equity Fund

INVESCO Total Return Fund

AIM COUNSELOR SERIES FUNDS

PORTFOLIOS

INVESCO Advantage Health Sciences Fund

INVESCO Multi-Sector Fund

AIM SECTOR FUNDS

PORTFOLIOS

INVESCO Energy Fund

INVESCO Financial Services Fund

INVESCO Gold & Precious Metals Fund

INVESCO Health Sciences Fund

INVESCO Leisure Fund

INVESCO Technology Fund

INVESCO Utilities Fund

AIM STOCK FUNDS

INVESCO Dynamics Fund

INVESCO Mid-Cap Growth Fund

INVESCO Small Company Growth Fund

5